                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT


          This Agreement ("Agreement") is entered into by and between Timothy McMillin ("Employee") and METRO TRAFFIC CONTROL, INC., a Maryland corporation with its principal office located in Harris County, Texas (the "Company").

                                  WITNESSETH:

            WHEREAS, the Company is in the business of managing a sales force, selling broadcast and other advertising, and developing, producing and broadcasting traffic, news, sports, weather and other information reports throughout the United States; and

            WHEREAS, Employee has extensive management, financial, accounting and operations experience; and

            WHEREAS, the Company desires to engage the services of Employee to serve as a Senior Vice President and Chief Financial Officer of the Company on the terms and conditions herein contained; and


            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

        1. EMPLOYMENT. The Company hereby employs Employee, and Employee accepts such employment, and agrees to devote Employee's full time and efforts to the interests of the Company upon the terms and conditions hereinafter set forth.

        2. TERM OF EMPLOYMENT. Subject to the provisions for termination hereinafter provided, Employee's term of employment by the Company shall commence on August 25, 1997 the effective date (the "Effective Date") and shall continue in effect until December 31, 1999; (the "Term"); provided, however, the Company shall have the right to terminate this Agreement on each anniversary of Effective Date by giving the Employee written notice of such termination at least sixty (60) days prior to such anniversary. Unless otherwise terminated pursuant hereto, if Employee continues to be employed by the Company after the Term, then Employee's employment shall be deemed to continue on a month-to-month basis until such time as either party shall deliver written notice to the other party and this Agreement shall terminate thirty (30) days after the giving of such notice. Except as otherwise set forth herein, if either party hereto desires to terminate this Agreement at the end of the Term or thereafter, the same thirty (30) days prior written notice shall apply. The period from the Effective

Date through the date thirty (30) days from the date any notice of termination referred to above is delivered is hereinafter referred to as the "Employment Period".

        3.  SERVICES TO BE RENDERED BY EMPLOYEE.

          (a) During the Employment Period, Employee shall serve as a Senior Vice President and Chief Financial Officer of the Company or in such other position as is determined from time to time by an executive officer of the Company or the Board of Directors of the Company or the Company's parent company's Board of Directors (the "Board of Directors"). Subject to the direction of the Chief Executive Officer or President of the Company, the Board of Directors or their designee, Employee shall perform such duties as from time to time may be delegated to Employee by the Chief Executive Officer, the President, the Board of Directors, or their designee. Employee shall devote all of Employee's professional time, energy and ability to the proper and efficient conduct of the Company's business. Employee shall observe and comply with all reasonable lawful directions and instructions by and on the part of the Chief Executive Officer, the President, the Board of Directors or their designee and endeavor to promote the interests of the Company and not at any time do anything which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise.

          (b) The Company may from time to time call on Employee to perform services related to the business of developing and broadcasting traffic, news, sports and weather reports, which may include (in the Company's sole discretion) contributing to the day-to-day management and operation of such business, soliciting Sponsors, Corporate Affiliates (as such terms are defined in Section 20 hereof) or customers or dealing with their accounts, or the television or radio broadcast of traffic, news, sports and weather reports, or other activities related to the Company's business, as reasonably specified from time to time by the Chief Executive Officer, the President, the Board of Directors or their designee. Subject to the foregoing, Employee's specific responsibilities shall include financial, administrative, and accounting matters. The Company may, in its sole discretion, restrict, expand, change or otherwise alter the Employee's duties, title, or responsibilities.

          (c) Employee acknowledges that Employee will have and owe fiduciary duties to the Company and its shareholders including, without limitation, the duties of care, confidentiality and loyalty. Employee further acknowledges that any contracts or agreements, other than the Company's standard forms without any alterations, modifications or deletions, must be reviewed by the Company's Chief Executive Officer, President, Executive Vice President or General Counsel, prior to submitting such contract or

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agreement to an employee, affiliate, sponsor or any other party for execution, discussion or any other reason.

            (d) Employee acknowledges that the Company does not allow personal trade, including but not limited to automobiles.


        4.  COMPENSATION.

          (A) BASE SALARY. For the services to be rendered by Employee during Employee's employment by the Company, the Company shall pay Employee, and Employee agrees to accept, a monthly base salary (the "Base Salary") of Twelve Thousand Five Hundred Dollars and No Cents ($12,500.00). Employee's Base Salary shall be payable semi-monthly in arrears on the tenth day and on the twenty-fifth day of each calendar month or such other date in conformity with the Company's payroll policies in effect from time to time. If the Company's net revenues exceed Two Hundred and Nine Million Dollars ($209,000,000) in any calendar year during the Employment Period, the Company shall increase Employee's monthly Base Salary to Fourteen Thousand Five Hundred and Eighty-Three Dollars and Thirty Four Cents ($14,583.34).

          (B) BONUS. Employee shall be eligible for a cash bonus of up to Seventy-Five Thousand ($75,000.00) Dollars of Employee's Base Salary in the sole and absolute discretion of the Board of Directors or its Compensation Committee or their designee.

          (C) STOCK OPTIONS. Subject to the approval and terms of the Company's parent company's Compensation Committee, which approval and terms shall be in its sole discretion, Employee will on the Effective Date be granted options under the Company's parent company's 1996 Incentive Stock Option Plan (the "1996 Plan") to purchase Fifty Thousand (50,000) shares of the Company's parent company's common stock. Such options shall vest over a three (3) year period and may, subject to compensation committee approval, be in a form as set forth as Exhibit A hereto.

          (D) CUSTOMARY EMPLOYEE DEDUCTIONS. For any and all compensation paid by the Company to Employee pursuant to this Section 4, the Company shall be entitled to deduct income tax withholdings, social security and other customary employee deductions in conformity with the Company's payroll policies in effect from time to time.

       5. EXPENSES. Subject to compliance by Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, the Company shall reimburse Employee, or cause Employee to be reimbursed, in cash for all reasonable expenses. The Company currently maintains trade

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relationships for restaurants, hotels, automobile rentals, courier services, promotional items, etc. which may be used from time to time to cover ordinary and necessary expenses of Employee and for reimbursement. Except as expressly set forth in this Section 5, any out-of-pocket cash expenses incurred by Employee shall be at Employee's own expense and without reimbursement by the Company. Employee agrees that no travel expense will be reimbursed unless booked through the Company's travel department. The Company shall provide temporary housing for Employee through October 1997 in Houston, Texas. Such temporary housing shall be determined by the Company. The Company shall also reimburse Employee up to $10,000.00 in reasonable moving expenses subject to the Company's policies regarding expense reimbursement.

       6.   BENEFITS.

          (A) COMPANY PLANS; INSURANCE. During the term of Employee's employment hereunder, Employee shall be entitled to participate in all benefit plans, programs, group insurance policies, vacation sick leave and other benefits that may from time to time be established by the Company for its employees, provided that Employee is eligible under the respective provisions thereof.

          (B) VACATION. Employee shall be entitled each year to a vacation in accordance with the prevailing practice of the Company in regard to vacations for its employees.

       7.   TERMINATION OF EMPLOYMENT.

          (a) During the Employment Period, the Company shall have the right, if exercised in good faith, to terminate the employment of Employee hereunder immediately by giving prior written notice thereof to Employee in the event of any of the following:

     (i) if Employee has (A) willfully failed, refused or habitually has neglected to carry out or to perform the reasonable duties required of Employee hereunder or otherwise breached any provision of this Agreement (other than Sections 8, 9 and 12 hereof, which are governed by Section 7(a)(iv) hereof), (B) willfully breached any statutory or common law duty; or (C) breached Section 3(c) or 3(d) of this Agreement.

     (ii) if Employee is convicted of a felony or a crime involving moral turpitude or if the Company, acting in good faith and upon reasonable grounds, determines that Employee has willfully engaged in business conduct which would injure the reputation of the Company or otherwise adversely affect its interest if Employee were retained as an employee of the Company;

     (iii) if Employee becomes unable by reason of physical disability or other incapacity (as may be defined in applicable disability insurance policies) to carry out or to perform the duties required of Employee hereunder for a continuous period of ninety (90) days; provided, however, that Employee's compensation during any period in which Employee is unable to perform the duties required of Employee hereunder shall be reduced in accordance with the Company's policies and by any disability payments (excluding any reimbursements for medical expenses and the like) which Employee is entitled to receive under group or other disability insurance policies of the Company during such period;

     (iv) if Employee breaches any of the provisions of Section 8, 9 or 12 hereof or breaches any of the terms or obligations of any other noncompetition and/or confidentiality agreements entered into between Employee and the Company, or the Company's Related Entities (as defined in Section 20 hereof), if any; or

     (v) if employee steals or embezzles assets of the Company.

          (b) Employee's employment with the Company shall automatically terminate (without notice to Employee's estate) upon the death or loss of legal capacity of Employee.

          (c) In the event of any termination of employment pursuant to this
Section 7, Employee (or Employee's estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee's present entitlement, if any, under the Company's employee benefit plans and programs and (iii) no other compensation.

       8. NO CONFLICT OF INTEREST; PROPER CONDUCT; COVENANT NOT TO COMPETE.

          (a) The Company and Employee acknowledge and agree that the Company expects to divulge to Employee certain confidential information and trade secrets relating to the Company's business, provide information relating to the Company's customer base and otherwise provide Employee with the ability to injure the Company's goodwill unless certain reasonable restrictions are imposed upon Employee which are contained in this Section. Employee agrees that such restrictions are reasonable and necessary to protect the goodwill, confidential information and other legitimate business interests of the Company and such restrictions are entered into freely by Employee.

          (b) While employed by the Company, Employee will not compete with the Company, directly or indirectly, either for Employee or as a member of any association, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation whose gross assets exceed $100,000,000), investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, joint venture, registered limited liability partnership or limited liability company, corporation or other entity, in any business in competition with that carried on by the Company or its Related Entities. Employee shall not, without the Company's prior written consent, engage in any activity during Employee's employment that would conflict with, interfere with, impede or hamper the performance of Employee's duties for the Company or would otherwise be prejudicial to the Company's business interests. Employee shall refrain from any offensive or distasteful remarks or conduct in performance of Employee's duties and shall faithfully comply to the best of Employee's ability with all of the Company's decisions relating to on-the-air material and the manner of delivering or using same. Employee shall not commit any act or become involved in any situation or occurrence that, in the Company's reasonable judgment, could tend to bring Employee or the Company into public disrepute, contempt, scandal or ridicule, could provoke, insult or offend the community or any group or class thereof, or could reflect unfavorably upon the Company or any of its Sponsors or Corporate Affiliates. Employee shall comply with all applicable laws and regulations governing the Company and its business, including without limitation, regulations promulgated by the Federal Communications Commission or any other regulatory agency.

          (c) Employee further agrees that, for a period of one (1) year from and after Employee's last day of employment under this Agreement (the "Noncompetition Period"), regardless of cause, Employee will not engage in or carry on, directly or indirectly, either for Employee or as a member of an association, trust, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation, whose gross assets exceed $100,000,000), or as an investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, corporation, joint venture, registered limited liability partnership or limited liability company, or other entity, any business in any standard metropolitan statistical area (according to the CMSA definitions published from time to time by the National Census Bureau/National Bureau of Labor Statistics) comprising any part of the territory in which the Company (or any

Related Entity) was or had been engaged prior to the date of termination, which business is the same as or substantially similar to any business engaged in by the Company (or any Related Entity) on the date of termination of employment as provided herein. The activities of Employee sought to be restricted by the provisions of this Section 8(c) shall include, without limitation, (i) the management or operation of a traffic, news, weather, sports or other information report gathering and broadcast service, (ii) soliciting Sponsors and dealing with accounts with respect thereto, (iii) soliciting Corporate Affiliates to enter into any contract or arrangement with any person or organization to provide traffic, news, weather, sports or other information report gathering or broadcast services, (iv) broadcasting traffic, news, weather or sports reports on television or radio, (v) the sale or packaging of Competitive Broadcast Advertising Vehicles, as that term is defined in Section 20 and (vi) forming or providing operational assistance to any business or a division of any business primarily engaged in the foregoing activities.

          (d) Employee further covenants and agrees that during the Noncompetition Period, Employee will not either individually, or on behalf of any other person, association, trust, partnership, joint venture, limited liability partnership or limited company or other entity as an owner, member, partner, agent, trustee, shareholder, joint venturer or otherwise, directly or indirectly, solicit any customer of the Company or its Related Entities in competition with the Company.

          (e) Employee further agrees that during the Noncompetition Period Employee will neither employ nor offer to employ nor solicit employment of any employee or consultant of the Company or its Related Entities.

          (f) Employee further agrees not to solicit, divert or attempt to divert any business, patronage or customer of the Company or its Related Entities to Employee or a competitor or rival of the Company or its Related Entities during the Noncompetition Period.

          (g) Employee agrees that the limitations set forth herein on Employee's rights to compete with the Company and its Related Entities are reasonable and necessary for the protection of the Company and its Related Entities. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Employee's activities specified herein, are reasonable and necessary for the protection of the Company and its Related Entities.

          (h) Employee agrees that the remedy at law for any breach by Employee of this Section 8 will be inadequate and that the Company shall be entitled to injunctive relief (without bond or other undertaking).

          (i) Employee and Company agree that to the extent a court of competent jurisdiction finds any of the foregoing covenants to be overly broad based on applicable law, then the parties agree that the court shall reform the covenants to the extent necessary to cause such covenants to be reasonable and enforce such covenants as reformed against Employee.

        9. CONFIDENTIAL INFORMATION AND THE RESULTS OF SERVICES. Employee acknowledges that the Company has established a valuable and extensive trade in the services it provides, which has been developed at considerable expense to the Company. Employee agrees that, by virtue of the special knowledge that Employee has received or will receive from the Company, and the relationship of trust and confidence between Employee and the Company, Employee has or will have certain information and knowledge of the operations of the Company that are confidential and proprietary in nature, including, without limitation, information about Corporate Affiliates and Sponsors. Employee agrees that during the term hereof and at any time thereafter Employee will not make use of or disclose, without the prior consent of the Company, Confidential Information (as hereinafter defined) relating to the Company and any of its Related Entities (including, without limitation, its Sponsor lists, its Corporate Affiliates, its technical systems, its contracts, its methods of operation, its business plans and opportunities and its trade secrets), and further, that Employee will return to the Company all written materials in Employee's possession embodying such Confidential Information. For purposes of this Agreement, "Confidential Information" means information obtained by Employee during Employee's employment relationship with the Company which concerns the affairs of the Company or its Related Entities and which the Company has requested be held in confidence and could reasonably expect to be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Related Entities. Confidential Information, however, shall not include information which Employee can show by written document to be:

     (a) Information that is at the time of receipt by Employee in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of Employee;

     (b) Information that at any time is received in good faith by Employee from a third party which was lawfully in possession of the same and had the right to disclose the same.

The parties hereto agree that the remedy at law for any breach of Employee's obligations under this Section 9 of this Agreement would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section.

       10. ADVERTISING AND PUBLICITY. Employee hereby grants the Company the royalty-free right to use and license others to use Employee's name, nickname, recorded voice, biographical material, portraits, pictures, and likenesses for advertising purposes and purposes of trade, promotion and publicity in connection with the institutions, services and products for the Company, its Related Entities, Sponsors and Corporate Affiliates, such uses to be at such times, in such manner and through such media as the Company may in its sole discretion determine. Such right shall last for so long as Employee is employed by the Company and, in connection with the use or exploitation of any material in which Employee has been involved during Employee's employment, perpetually thereafter. Employee shall not authorize or release any advertising or promotional matter or publicity in any form with reference to Employee's services hereunder, or to the Company's or its related Entities' programs, Sponsors or Corporate Affiliates, without the Company's prior written consent.

       11. WORK FOR HIRE. Employee agrees that any ideas, concepts, techniques, or computer programs relating to the business or operations of the Company and its Related Entities which are developed by Employee during Employee's employment hereunder, including each program and announcement prepared for broadcast, and the titles, content, format, idea, theme, script, characteristics, and other attributes thereof, shall be deemed to have been made within the scope of Employee's employment and therefore constitute works for hire and shall automatically upon their creation become the exclusive property of the Company. To the extent such items are not works for hire under applicable law, Employee assigns them and any and all intangible proprietary rights relating thereto to the Company in their entirety and agrees to execute any and all documents necessary or desired by the Company to reflect the Company's ownership thereof.

       12. COMMUNICATIONS ACT OF 1934. Employee represents and warrants that neither Employee nor, to the best of Employee's knowledge, information and belief, any other person, has accepted or agreed to accept, or has paid or provided or agreed to pay or provide, any money, service or any other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter contained in programs. Employee further represents and warrants that, during Employee's employment, Employee shall comply with all legal requirements.

       13. MERGER OR REORGANIZATION. In the event of any merger, consolidation, dissolution or reorganization of the Company (including but not limited to any reorganization where the Company is not the surviving or resulting entity), or any transfer of all or substantially all of the assets of the Company, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting partnership or the corporation (or other entity) or person(s) to which such assets shall be transferred.

       14. REMEDIES. Except as it may elect otherwise, the Company shall have all rights, powers or remedies provided by law or equity for breach of this Agreement available to it, it being understood and agreed that no one of them shall be considered as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Without limiting the generality of the foregoing, Employee agrees that, in addition to all other rights and remedies available at law or in equity, the Company shall be entitled to enforcement of this Agreement in accordance with the principles of equity, the remedy at law being hereby agreed and acknowledged by Employee to be inadequate.

       15. WAIVER OF BREACH OF AGREEMENT. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of any subsequent breaches.

       16. ASSIGNMENT. The rights of the Company hereunder may, without the consent of Employee, be assigned by the Company to any Related Entity or successor of the Company or any entity which acquires all or substantially all of the Company's assets. Except as provided in the preceding sentence or in
Section 13 hereof, the Company may not assign all or any of its rights, duties or obligations hereunder without the prior written consent of Employee. This Agreement is not assignable by Employee. Any attempt by Employee to assign this Agreement, or any portion thereof, shall be deemed null and void and of no force and effect.

       17. NOTICES. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the United States mail, first class, postage prepaid, registered or certified, addressed as follows:

            (a) If to Employee, addressed to Employee at the address set forth below Employee's name on the execution page hereof.

       (b)  If to the Company, addressed to:

                       Metro Traffic Control, Inc.
                       2800 Post Oak Blvd., Suite #4000
                       Houston, Texas 77056
                       Attention: President

or to such other address as either party hereto may request by written notice as herein provided.

       18. SEVERABILITY. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by law.

       19. TITLE AND HEADINGS; EXHIBITS. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all exhibits referred to herein are, by such reference, incorporated herein and made a part hereof.

       20. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings indicated:

          (A) CORPORATE AFFILIATES. Any organization, entity or person with whom the Company has a contract or other arrangement to provide traffic, news, weather, sports or other information, whether by broadcast, computer or any other means.

          (B) SPONSOR(S). Any and all advertisers (including their subsidiaries and affiliates) whose commercial material is to be or is incorporated in any one or more programs or announcements, live or recorded, broadcast over the facilities of the Company or by the Company.

          (C) RELATED ENTITY OR RELATED ENTITIES. Any entity (or entities) that directly or indirectly controls, is controlled by, or is under common control with the Company (or its successor or assign). The term "entity" as used in this Section 20(c) means an individual, corporation, partnership, joint venture, limited liability partnership or limited liability company, trust, unincorporated organization, association or other entity whose principal business is gathering, disseminating or reporting traffic, news, sports, weather or other information or the sale or packaging of Competitive Broadcast Advertising Vehicles. As used in this Section 20(c), the term "control" means the possession, directly or indirectly, of the power to direct or cause the

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direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

          (D) COMPETITIVE BROADCAST ADVERTISING VEHICLE(S). An advertising vehicle shall be deemed to be a Competitive Broadcast Advertising Vehicle if (i) it consists of five to fifteen second commercial mentions imbedded in any news break format, news, weather, sports or traffic information broadcast immediately before or after any such programming, or in connection with such programming, and (ii) it is offered for sale in a package including the broadcast of such commercial mentions or identification as a Sponsor of any such programming on more than two radio stations in any one CMSA.

       21. CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       22. WAIVER OF RIGHTS AND CONSENT TO ARBITRATION. Employee shall and does hereby irrevocably waive the right to file any complaints against the Company with any federal, state or local agencies, including but not limited to, the Equal Employment Opportunity Commission, and the Texas or other state Commission on Human Rights or to file any claim, institute litigation or other legal action based on the employment relationship or any activity covered by the
terms of this agreement.   The Employee agrees and acknowledges that in exchange
for the relinquishment of those rights that any dispute, controversy or claim arising out of this Agreement, except for the injunctive relief provided for in paragraphs 8 and 9 above, or the employment relationship between Employee and the Company shall be finally settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof.

       23. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto , their respective heirs, executors, successors and permitted assigns.

       24. ENTIRE AGREEMENT AND AMENDMENT. This Agreement supersedes all prior understandings and agreements between the parties with respect to the subject matter hereof. This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing executed by both parties hereto.

       25. EXECUTION BY COMPANY. Submission of this Agreement to Employee, or Employee's agents or attorneys, for examination or signature does not constitute or imply an offer of employment, and this Agreement shall have no binding effect until execution hereof by both the Company and Employee.

       26. NO INFERENCE AGAINST AUTHOR. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

          IN WITNESS WHEREOF, this Agreement is EXECUTED as of the ____ day of ___________ 1997 to be EFFECTIVE FOR ALL PURPOSES as of the Effective Date.


                                 "COMPANY"

                                 METRO TRAFFIC CONTROL, INC.

                                 By: /s/ Shane E. Coppola
                                    -----------------------------
                                 Printed Name: Shane E. Coppola
                                              -------------------
                                 Title: Executive Vice President
                                       --------------------------

                                 "EMPLOYEE"

                                   /s/ Timothy McMillin
                                  ---------------------------------
                                 Timothy McMillin

                                          6 Holly Ridge
                                          Pine Bay
                                 Address: Rehoboth Beach, DE 19971
                                          -------------------------

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